Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission of our report dated June 30, 2016 on the financial statements of Grow Generation Corp and Subsidiaries. We also consent to the references to us under the heading “Experts” in this Registration Statement on Form S-1.

Philadelphia, Pennsylvania

Date: January 13, 2017

Member of the American Institute of Certified Public Accountants,

Public Company Accounting Oversight Board, and Pennsylvania Institute of Certified Public Accountants

1608 Walnut Street, Suite 1703, Philadelphia, PA 19103 ● (215) 735-4580 ● Fax (215) 735-4584 ● www.cgcpc.com